(logo) PNC

REAL ESTATE

MIDLAND LOAN SERVICES

ANNUAL STATEMENT OF COMPLIANCE

of

PNC BANK, NATIONAL ASSOCIATION

d/b/a MIDLAND LOAN SERVICES

Pursuant to the requirements of the applicable Servicing Agreement for the transactions listed on Schedule I hereto, the undersigned, Steven W. Smith, as Executive Vice President of Midland Loan Services, a division of PNC Bank, National Association, hereby certifies, subject to any limitations listed on Schedule I hereto, as of the date hereof, solely in his capacity as an officer and not in his individual capacity, as follows:

1.        A review of the Servicer’s activities during the calendar year 2017 (the “Reporting Period”) and of its performance under the Agreement has been made under the undersigned officer’s supervision; and

2.        To the best of the undersigned officer’s knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout the Reporting Period.

Dated: March 1, 2018

PNC Bank, National Association

d/b/a Midland Loan Services

/s/ Steven W. Smith

Steven W. Smith

Executive Vice President

Member of The PNC Financial Services Group

10851 Mastin Boulevard Overland Park, Kansas 66210

800-327-8083

www.pnc.com/midland

Schedule I
Wells Fargo Commercial Mortgage Securities Inc.
Recipient Role	Deal Name	Series Number	Midland Role
Depositor	Wells Fargo Commercial Mortgage Securities, Inc.	Series 2010‐C1	Special Servicer
Depositor	Wells Fargo Commercial Mortgage Securities, Inc.	Series 2011‐C4	Special Servicer
Fox River Mall and Eastgate Mall only
Depositor	Wells Fargo Commercial Mortgage Securities, Inc.	Series 2012‐C10	Special Servicer
Special Servicer of the Republic Plaza and the Concord Mills loans under the WFRBS 2013‐C11 PSA.
Depositor	Wells Fargo Commercial Mortgage Securities, Inc.	Series 2013‐C18	Special Servicer
Depositor	Wells Fargo Commercial Mortgage Securities, Inc.	Series 2014‐LC14
Special Servicer of the Outlet Collection | Jersey Gardens and AmericasMart loans under the WFRBS 2013‐C18 PSA.
Depositor	Wells Fargo Commercial Mortgage Securities, Inc.	Series 2014‐C22
Master Servicer of the Stamford Plaza Portfolio loan under the GSMS 2014‐GC24 PSA.
Depositor	Wells Fargo Commercial Mortgage Securities, Inc.	Series 2013‐UBS1
Special Servicer of the Outlet Collection | Jersey Gardens loan under the WFRBS 2013‐C18 PSA.
Depositor	Wells Fargo Commercial Mortgage Securities, Inc.	Series 2015‐C26	Special Servicer
Depositor	Wells Fargo Commercial Mortgage Securities, Inc.	Series 2015‐LC20
Master Servicer of the 3 Columbus Circle loan under the COMM 2015‐CCRE23 PSA.
Depositor	Wells Fargo Commercial Mortgage Securities, Inc.	Series 2015‐NXS1
Special Servicer of the Eastgate One Phases I‐VII & XII and the Eastgate Two Phases VIII‐X loans under the WFCMT 2015‐C28 PSA.
Depositor	Wells Fargo Commercial Mortgage Securities, Inc.	Series 2015‐C28	Special Servicer
Master and Special Servicer of the Commerce Point I & II loans under the CGCMT 2015‐C29 PSA.
Depositor	Wells Fargo Commercial Mortgage Securities, Inc.	Series 2015‐C29	Special Servicer
Special Servicer of The Brickyard Square loan under the WFCMT 2015‐C28 PSA.
Depositor	Wells Fargo Commercial Mortgage Securities, Inc.	Series 2015‐NXS3	Special Servicer
One Court Square loan only.
Depositor	Wells Fargo Commercial Mortgage Securities, Inc.	Series 2015‐C31	Special Servicer
Depositor	Wells Fargo Commercial Mortgage Securities, Inc.	Series 2015‐NXS4	Special Servicer
Special Servicer of the One Court Square loan under the WFCMT 2015‐NXS3 PSA.
Special Servicer of the CityPlace I loan under the WFCMT 2015‐C31 PSA
Depositor	Wells Fargo Commercial Mortgage Securities, Inc.	Series 2015‐P2
Master Servicer of the Harbor Pointe Apartments, the Anchorage Marriott Downtown and the JW Marriott Santa Monica Le Merigot loans under the CGCMT 2015‐GC35 PSA.
Depositor	Wells Fargo Commercial Mortgage Securities, Inc.	Series 2016‐NXS5
Special Servicer of the One Court Square loan under the WFCMT 2015‐NXS3 PSA.
Depositor	Wells Fargo Commercial Mortgage Securities, Inc.	Series 2016‐LC24	Special Servicer
Master Servicer of the Hilton Garden Inn Athens Downtown loan under the CGCMT 2016‐C2 PSA.
Depositor	Wells Fargo Commercial Mortgage Securities, Inc.	Series 2016‐NXS6
Master Servicer of the Plaza Mexico ‐ Los Angeles loan under the MSC 2016‐UBS11 PSA.
Master Servicer of The Falls loan under the MSC 2016‐UBS12 PSA
Depositor	Wells Fargo Commercial Mortgage Securities, Inc.	Series 2016‐C36
Special Servicer of the Central Park Retail and One & Two Corporate Plaza loans under the WFCM 2016‐LC24 PSA.
Depositor	Wells Fargo Commercial Mortgage Securities, Inc.	Series 2016‐LC25
Special Servicer on the Rio West Business Park loan under the BACM 2017‐BNK3 PSA.
Depositor	Wells Fargo Commercial Mortgage Securities, Inc.	Series 2016‐C37
Master Servicer of the 80 Park Place loan under the CGCMT 2016‐C3 PSA.
Depositor	Wells Fargo Commercial Mortgage Securities, Inc.	Series 2017‐RB1
Special Servicer of The Summit Birmingham loan under the BACM 2017‐BNK3 PSA.
Depositor	Wells Fargo Commercial Mortgage Securities, Inc.	Series 2017‐BNK4
Master and Special Servicer on the Pentagon Center loan under the GSM 2017‐GS6 PSA.
Special Servicer on the Summit Birmingham and JW Marriott Desert Springs loans under the BACM 2017‐BNK3 PSA.
Depositor	Wells Fargo Commercial Mortgage Securities, Inc.	Series 2017‐C38
Master Servicer on the iStar Leased Fee loan under the MS 2017‐H1 PSA.
Master and Special Servicer on the Starwood Capital Group Hotel Portfolio loan under the DBJPM 2017‐C6 PSA.
Special Servicer on the 2851 Junction loan under the BANK 2017‐BNK6 PSA.
Depositor	Wells Fargo Commercial Mortgage Securities, Inc.	Series 2017‐C39
Master and Special Servicer on the Starwood Capital Group Hotel Portfolio loan under the DBJPM 2017‐C6 PSA.
Master Servicer on the iStar leased Fee Portfolio and Yeshiva Unversity Portfolio loans under the MS 2017‐H1 PSA
Special Servicer on the Marble Hall Gardens loan under the CSAIL 2017‐C9
Depositor	Wells Fargo Commercial Mortgage Securities, Inc.,	Series 2017‐BNK7
Master and Special Servicer on the Moffett Place Building 4 loan under the JPM 2017‐C7 PSA.
Depositor	Wells Fargo Commercial Mortgage Securities, Inc.,	Series 2017‐C40
Master and Special Servicer on the Starwood Capital Group Hotel Portfolio loan under the DBJPM 2017‐C6 PSA.
Master Servicer on the Magnolia Hotel Denver and iStar Leased Fee Portfolio loans under the MS 2017‐H1 PSA.
Master and Special Servicer of the Atrisco Plaza Shopping Center loan under the UBS 2017‐C5 PSA.
Depositor	Wells Fargo Commercial Mortgage Securities, Inc.,	Series 2017‐C41
Master and Special Servicer on the Marriott LAX Airport loan under the CGCMT 2017‐C4 PSA.
Special Servicer on the US Industrial Portfolio III under the BANK 2017‐BNK8 PSA.
Depositor	Wells Fargo Commercial Mortgage Securities, Inc.	Series 2017‐C42
Special Servicer of the Bass Pro & Cabela’s Portfolio loan under the GSMS 2017‐GS8 PSA.